RESCISSION AGREEMENT

THIS RESCISSION AGREEMENT, dated as of June 11, 2012  is made by and between AMERICAN STRATEGIC MINERALS CORPORATION, a Nevada corporation (the “Company”), AMERICAN STRATEGIC MINERALS CORPORATION, a Colorado corporation (“Amicor Colorado”), George E. Glasier (“GG”), Kathleen A. Glasier (“KG”), Mike Thompson (“MT”), Kyle Kimmerle (“KK”), Dave Kimmerle (“DK”), Charles Kimmerle (“CK”), Sara Kimmerle (“SK”), B-Mining Company, a Colorado corporation (Att: Mike Moore (“MM”))(“B Mining”), Carla Rosas Zepeda (“CZ”), Andrews Mining LLC (Att: David Andrews)(“DA”), each a former shareholder of Amicor Colorado  (each a “Shareholder” and collectively, the “Shareholders”).  The Company, Amicor Colorado, and the Shareholders are referred to herein collectively as the “Parties.”

WHEREAS, on January 26, 2012, the Company entered into a share exchange agreement (“Exchange Agreement”) by and among the Company, Amicor Colorado and the Shareholders pursuant to which the Shareholders exchanged all of the issued and outstanding shares of Amicor Colorado (the “Amicor Colorado Shares”)  for an aggregate of 10,000,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock” or the, “Company Shares”) plus  warrants to purchase an aggregate of 6,000,000 shares of Common Stock (the “Warrants” or the “Company Warrants”) (the “Exchange”); and

WHEREAS, on January 26, 2012 the Company appointed GG as Chief Executive Officer and a Director and entered into an employment agreement with GG (the “Employment Agreement”) dated as of such date, MM was appointed as Chief Operating Officer, KG was appointed as Secretary, DA was appointed director and KK was appointed Director (each of GG, MM, KK and DA, an “Amicor Colorado Representative” and collectively, the “Amicor Colorado Representatives”) and the Amicor Colorado Representatives, in connection with their appointments, were issued or there was agreed to be issued additional Warrants or Common Stock of the Company, including Common Stock issued upon exercise of such Warrants (the “Director Warrants and Stock”); and

WHEREAS, Amicor Colorado, prior to the Exchange Agreement closing, was and remains the owner of record of certain properties and rights related to exploration and development of uranium related properties previously conveyed to Amicor Colorado by certain of the Shareholders or their affiliates (the “Affiliated Properties”); and

WHEREAS, the Parties have amicably determined that it is in their collective best interest to: (i) rescind the issuances of the Shares and cancel the Warrants issued under the Exchange Agreement (other than Shares/Warrants issued to MT) in such amounts and as set forth on Schedule A, Column B and C annexed hereto (ii) terminate the leases between certain of the Shareholders as they relate to the Affiliated Properties (with the exception of the Affiliated Property referred to as the “Dunn Property”, which is subject to that certain lease agreement by and between Amicor Colorado and Nuclear Energy Corporation dated as of December 28, 2011 (the “Dunn Property Lease”) which such lease shall remain in full force and effect; (iii) cancel the Employment Agreement by mutual agreement without any payment or further obligation of Company to GG or GG to Company; (iii) provide for and accept the voluntary resignations of the Amicor Colorado Representatives from all positions with the Company and any of its affiliates, including cancellation of the Director Warrants and Stock; and (iv) provide for such additional agreements as are set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Shareholder agree as follows:

1.           Cancellation of Shares and Warrants (American Strategic Minerals Corporation (Nevada).

a.           The undersigned holders of Company Shares (other than MT) hereby cancel, waive, relinquish and disclaim in all respects any and all claims and/or rights to record or beneficial ownership in and to the Company Shares set forth on Schedule A, Column B next to each such undersigned person’s name.

b.           The undersigned holders of Company Warrants (other than MT) hereby cancel, waive, relinquish and disclaim in all respects any and all claims and/or rights to record or beneficial ownership in and to the Warrants set forth on Schedule A, Column C next to each such undersigned person’s name, including any Common Stock into which such Warrants are not or ever have been converted or are convertible.

c.           All of the Company Shares and the Warrants shall be delivered to the Company at the address indicated below for notices, together with executed stock powers and Medallion guarantee signatures promptly following execution of this Agreement.  Notwithstanding the obligation to deliver such Company Shares and Warrants for Cancellation, the Secretary of Company shall record such cancellations  and shall have the full power and authority to direct the transfer agent for the Company to cancel  such Company Shares and Warrants on the books and records of the Company as attorney-in-fact for the holders of such Company Shares and Warrants cancelled hereby or as transferred hereby.

2.	Termination of Leases Governing Affiliated Properties.

a.           On or about November 2, 2011, each of B-Mining, CZ, DA, KK (on behalf of himself and Kimmerle Mining LLC), DK and CK (the “Lessors”) entered into lease agreements with Amicor Colorado (the “Leases”) pursuant to which the Leasors leased certain mining claims to Amicor Colorado.  In connection with the execution of this Agreement, each of the Leasors shall enter into lease termination agreements with Amicor Colorado, effectively terminating the Leases and releasing the Company and Amicor Colorado from any further obligations or liabilities thereunder.  Notwithstanding the foregoing, nothing herein shall be construed to authorize or effectuation the cancellation of the Dunn Property Lease.

3.	Employment Agreement termination and Resignations.

a.           The Employment Agreement shall be deemed terminated and of no further force or effect as of the date hereof.  GG acknowledges and agrees that as a result of such termination all options, warrants and rights to any Common Stock, which are vested or not vested as of the date hereof, will be hereby terminated and of no further force or effect, except as set forth above.  For the absence of doubt, all rights of GG to future awards or issuances of any shares of Common Stock, under any plan or agreement, option, warrant, plan or right, and any future vesting thereof, shall terminate.  All rights to any future salary, bonus, compensation and benefits of GG (other than as expressly set forth herein) shall terminate as of the date of this Agreement and GG shall have no further rights or claims thereto.  GG shall be responsible to pay any and all taxes which are attributable to him pursuant to law and which are associated with his employment and this Agreement, other than withholding taxes which have heretofore been withheld from Executive.  GG represents and warrants that any and all additional agreements and obligations of the Company with GG and/or KG or any of their affiliates, are hereby terminated and of no further force and effect, including, without limitation, that certain lease of office space dated as of January 26, 2012 with Silver Hawk.

b.           All external employment-related inquiries as to facts and circumstances surrounding GG’s separation will be addressed by Mark Groussman (or a senior officer), and the Company shall direct that their remarks will indicate only the positions held by GG and that GG voluntarily resigned.  Notwithstanding anything herein to the contrary, the Company shall not be limited or in violation of this Agreement with respect to its response to any regulatory or other governmental inquiry or requirement, including, without limitation, information contained in any SEC filing or report related to this Agreement or the termination of GG as an officer, director, shareholder or executive of the Company, to the extent required by law, rule or regulation.

c.           Contemporaneously with the execution of this Agreement, the Amicor Colorado Representatives do hereby, and each Amicor Colorado Representative does hereby, resign from each and every position with the Company and any of its subsidiaries held (including any consultancies or other assignments) said resignations to be effective immediately upon such person’s execution hereof. The Amicor Colorado Representatives acknowledge and agree that as a result of such termination all options, warrants and rights to any Common Stock, including all Director Warrants and Stock, which are vested or not vested as of the date hereof, and all contracts, agreements, arrangements or understandings with the Company or any of its officers, directors, stockholders, promoters or their affiliates, whether written or oral, will be and hereby are terminated and of no further force or effect, except as set forth above and neither the Company nor Amicor Colorado shall have any further liability or obligation to the Amicor Colorado Representatives.  For the absence of doubt, all rights of each Amicor Colorado Representative to future awards or issuances of any shares of Common Stock, under any plan or agreement, option, warrant, plan or right, and any future vesting thereof, shall terminate.  All rights to any future salary, bonus, compensation and benefits of Amicor Colorado Representative (other than as expressly set forth herein) shall terminate as of the date of this Agreement and Amicor Colorado Representative shall have no further rights or claims thereto.  Each Amicor Colorado Representative shall be responsible to pay any and all taxes which are attributable to him pursuant to law and which are associated with his employment and this Agreement, other than withholding taxes which have heretofore been withheld from Amicor Colorado Representative.

4.	Cooperation.

Each of the Parties shall continue to provide such information to the other Parties as may be necessary for such Party to comply with its continuing reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or as otherwise reasonably requested.  This information shall include, but not be limited to financial statements of Amicor Colorado for the three and six months ended June 30, 2012.  The Amicor Colorado Representatives shall, at all times, provide the Company access to the books and records of Amicor Colorado on reasonable advance notice to the extent they are in possession of such.

5.	Representation Regarding Non assignment; Releases

a.           Each of the Parties represents and warrants that he has not assigned, transferred, sold, or pledged, any Company Shares, Warrants, or any claim or claims that he has, has had, or may have, against any of the other Parties. and each of the Parties understands and acknowledges that the other Parties are relying on the aforesaid warranty and representation.

b.            In consideration of the payments and other consideration and obligations described in this Agreement, the Shareholders hereby release and discharge the Company, Amicor Colorado, and each of the other Shareholders, and their respective heirs, executors, successors, assigns, and trust(s)(the “Releasees”), from and against any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, whatsoever, in law, admiralty, or equity, which each or any of the Releasees and their respective representatives, agents, attorneys, predecessors, successors, insurers, administrators, heirs, executors and assigns,  has ever had, now has, or hereinafter can, shall, or may have, for, upon, or by reason of, any matter, cause, or thing, whatsoever, whether known or unknown, from the beginning of the world to the day of the date of this Agreement (other than as a result of any breach of any obligation set forth in this Agreement).

c.           In consideration of the payments and other consideration and obligations described in this Agreement, the Company hereby releases and discharges each of the Shareholders, and their respective heirs, executors, successors, assigns, and trust(s)(the “Releasees”), from and against any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, whatsoever, in law, admiralty, or equity, which the Releasees and their respective representatives, agents, attorneys, predecessors, successors, insurers, administrators, heirs, executors and assigns, has ever had, now has, or hereinafter can, shall, or may have, for, upon, or by reason of, any matter, cause, or thing, whatsoever, whether known or unknown, from the beginning of the world to the day of the date of this Agreement (other than as a result of any breach of any obligation set forth in this Agreement).

d.           They Parties agree that they will not publicly or privately disparage or criticize the Company, Amicor Colorado or the other Shareholders, or any of their partners, shareholders, members, directors, officers, agents, attorneys or employees.

e.           GG acknowledges and hereby re-affirms GG’s continued obligation to the Company with respect to confidential, privileged, or proprietary information to which GG had access, and work product developed, in connection with GG’s employment with the Company.  This would include, but is not limited to, information as to the identity of the Company’s clients and its clients’ privileged or confidential information.  GG continues to be prohibited from disclosing at any time, in whole or in part, such secrets, confidential, privileged, or proprietary information to any person, firm, corporation, or other entity under any circumstances, unless consented to by the Company in writing.  Notwithstanding, GG may utilize any information in his possession in connection with his continued operation of the business of GG prior to the effectiveness of the Exchange Agreement and in connection with the continuation of his activities related thereto.  Further, nothing herein shall be construed to prevent GG or his assigns from utilizing information relating to Ablation Technologies, LLC.

6.           Disclaimer of Rights.

None of the Shareholders, shall have any right to any of the cash, claims, assets or business of the Company or Amicor Colorado, except pursuant to Section 2, i hereunder, if applicable.

7.           Miscellaneous

a.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

b.           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Nevada  for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c.           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party to this Agreement will be entitled to specific performance hereunder.  Accordingly, the Parties agree that, in addition to any other remedies available to it at law or in equity, any party shall be entitled to seek injunctive relief to enforce the terms of this Agreement.

d.           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e.           Counterparts/Execution.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

f.           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

g.           Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, addressed as follows: such address as appears on the books and records of the Company with respect to the Shareholders, and in the case of the Company, the most recent address for notices set forth from time to time as the office of the Company in the Company’s SEC filings and reports.  Any party hereto may change its address upon 10 days’ written notice to any other party hereto.

h.           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.

i.           Attorneys’ Fees.  In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement, the parties hereby covenant and agree that the prevailing party shall be entitled to recover all reasonable attorneys’ fees and costs of court incurred in connection with any such dispute

j.           Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by all parties to this Agreement.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

k.           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

l.           Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

m.           Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become a binding agreement when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, whether in facsimile or hard copy.  Each party which delivers to the other parties facsimile counterparts of this Agreement which are executed by it shall promptly thereafter deliver to the other parties original hard copy counterparts of this agreement which are executed by it.

n.           Acknowledgement and Waiver.  The Shareholders hereby acknowledge that: (i) Sichenzia Ross Friedman Ference LLP has previously served as counsel to the Company and in the future may serve as counsel to the Company  Such firm does not represent the Shareholders.  The Shareholders have been advised by the foregoing counsel that in connection with this Agreement and the matters described herein, should retain counsel of their choice with respect to this Agreement and the matters herein, and to obtain the advice of other counsel inasmuch as important rights may be involved or affected relative to the matters herein.  No presumption against any party to this Agreement shall be asserted as a result of the drafting of or in connection with the drafting and negotiation of this Agreement and ancillary agreements.

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

AMERICAN STRATEGIC MINERALS CORPORATION (Nevada)

By:
Name: Joshua Bleak
Title: Director

AMERICAN STRATEGIC MINERALS CORPORATION (Colorado)

By:
Name: Kathleen Glasier
Title: President

By:
Name: Michael Moore
Title: Secretary

[signature pages continue]

SHAREHOLDERS:

George E. Glasier

Kathleen A Glasier

B-Mining Company

By: Michael Moore
Title:

Carla Rosas Zepeda

Andrews Mining LLC

By:
Title:

Michael Thompson

Kyle Kimmerle

David Kimmerle

Charles Kimmerle

Sara Kimmerle